Exhibit 10.9

Waiver
豁免声明

致：河南顺成集团煤焦有限公司（以下简称“贵公司”）
To: Henan Shuncheng Group Coal Coke Co., Ltd. (the “SC Coke”)

本公司, 安阳顺成能源科技有限公司, 在此不可撤销的声明及向贵公司保证，本公司放弃追索现有的，亦将不会以其他方式追究如下期间的根据本公司和贵公司之间签署的《托管经营协议》以其它一切相关协议项下延迟/逾期付款责任：
We, Anyang Shuncheng Energy Technology Co., Ltd. hereby irrevocably waives any existing default and further irrevocably declares and covenants to SC Coke that, we will not otherwise declare any default under the Entrustment Management Agreement entered by and between us and SC Coke and any other relevant agreements occurring during following period against SC Coke:

2010年3月19日起至BIRCH BRANCH, INC及其主要股东与SHUN CHENG HOLDINGS HONGKONG LIMITED 及其股东之间的《换股合并协议》的交割之日之间。
Between March 19, 2010 and the closing date under the Share Exchange Agreement by and between BIRCH BRANCH, INC. and its principal shareholders and SHUN CHENG HOLDINGS HONGKONG LIMITED and its shareholders.

安阳顺成能源科技有限公司
Anyang Shuncheng Energy Technology Co., Ltd.

  日期：2010年5月14日
Date:    May 14, 2010
[Company seal and stamp]